UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On September 22, 2021, the Compensation Committee of the Board of Directors of United Natural Foods, Inc. (the “Company”) considered the compensation arrangements with the Company’s executive officers, excluding its Chief Executive Officer, Sandy Douglas, whose compensation was determined in connection with his appointment, effective August 9, 2021. The information in the table below sets forth the base salaries for the Company’s chief financial officer and the three other most highly compensated executive officers who were serving as executive officers on July 31, 2021 (the “Named Executive Officers”), which reflect increases between six and eight percent over prior-year amounts. The cash incentive plan targets as a percent of base salary were unchanged from the prior year. Additionally, the Compensation Committee determined that each Named Executive Officer's long-term equity incentive plan awards would be established at a fixed dollar amount rather than as a percentage of base salary to allow for separate consideration of appropriate adjustments to base salary and equity awards. Additionally, the Committee determined that, beginning in Fiscal 2022, Annual Long-Term Incentive Plan Awards will be granted sixty percent (60%) in performance-based restricted stock units and forty percent (40%) in time-based restricted stock units. The new compensation arrangements are effective October 31, 2021.

Name	FY22 Base Salary	FY22 Annual Cash Incentive Plan Target	Annual Long-Term Incentive Plan Award
John W. Howard	$675,000	100%	$1,500,000
Christopher P. Testa	$810,000	100%	$1,800,000
Eric A. Dorne	$787,500	100%	$1,800,000
Jill E. Sutton	$614,800	85%	$1,000,000

The Compensation Committee bases its compensation determinations on several factors, including relevant industry benchmarks, the Company's peer group where information for comparable role is available, individual performance, expectations for the performance in the upcoming year, experience in the role, accountabilities and responsibilities, and stockholder feedback.

Annual incentive plan payments for the Company’s executive officers are determined at the end of the fiscal year based on achievement against preestablished financial goals. If these goals are exceeded, the annual cash bonus incentive payment could increase up to a maximum of 150% of the executive’s bonus target, subject to the discretion of the Compensation Committee. Performance-based restricted stock units vest in amounts between 0% and 200% of target based on Company performance against pre-established metrics over the three-year performance period.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Jill E. Sutton
Name:	Jill E. Sutton
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date: September 28, 2021